Exhibit A
Joint Filing Agreement
We, the undersigned, hereby express our agreement that the attached Schedule 13G, and any amendments thereto, is filed jointly on behalf of each of us pursuant to Rule 13d-1(k) of the Exchange Act.
Dated: February 11, 2010

FRANK E. HOLMES
/s/ Susan B. McGee
(Signature) By: Susan B. McGee, Power of Attorney

U.S. GLOBAL INVESTORS, INC.
By:	Susan B. McGee President, General Counsel

/s/ Susan B. McGee
(Signature)